JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

                          INDEX TO FINANCIAL STATEMENTS




                                                                    PAGE NUMBERS
                                                                    ------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..................F-1

CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2006 AND 2005................F-2

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
DECEMBER 31, 2006, 2005, AND 2004........................................F-3

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004....................F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
DECEMBER 31, 2006, 2005, AND 2004 .......................................F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...............................F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Jamaica Central Railways, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Jamaica Central Railways, Inc. and Subsidiaries (the "Company") as of December 31, 2006 and 2005 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jamaica Central Railways, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

As discussed in Notes 1 and 3 of the notes to the consolidated financial statements, the Company entered into an agreement on November 29, 2005 with the City of New York, which subsequently closed on January 30, 2006 to sell all of the Company's assets used in connection with the Company's bus operations. As such, the financial statements of the Company present the operations of the bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

As discussed in Note 1 of the notes to the consolidated financial statements, in 2005 the Company, along with its affiliates, agreed to a plan to reorganize into a newly formed company called GTJ REIT, Inc. The reorganization was completed on March 28, 2007.



Weiser LLP
New York, New York
November 6, 2007


                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                                      December 31,
                                                                                            ----------------------------------
                                        ASSETS                                                  2006                2005
                                                                                            -------------       --------------
Current assets:
   Cash and cash equivalents                                                                $   1,990,223       $     176,594
   Current portion of operating subsidies receivable-injuries and damages withholding             415,079             550,491
   Operating subsidies receivable                                                                 525,595           1,337,519
   Other receivables                                                                                2,058               2,063
   Due from City of New York-injuries and damages                                                       -             239,405
   Due from affiliates                                                                          3,112,213           2,510,295
   Available-for-sale-securities                                                                        -             271,172
   Assets of discontinued operation                                                                     -             855,003
   Prepaid expenses and other current assets                                                        3,437             104,503
   Deferred tax assets, net                                                                        56,693             385,376
   Prepaid income taxes                                                                            76,611                   -
                                                                                            -------------       --------------
      Total current assets                                                                      6,181,909           6,432,421
Property and equipment, net                                                                     1,574,688           1,732,696
Assets of discontinued operation                                                                        -             268,298
Investment in affiliates                                                                          985,444             397,546
Operating subsidies receivable-injuries and damages withholding                                         -           1,799,718
Available-for-sale-securities                                                                     439,114             201,695
Rental income in excess of amount billed                                                          244,064                   -
Deposits                                                                                               -               54,634
Other assets                                                                                           -               87,153
Deferred leasing commissions                                                                      588,155                   -
Deferred tax assets, net                                                                          161,405             255,316
                                                                                            -------------       --------------
     Total assets                                                                           $  10,174,779       $  11,229,477
                                                                                            =============       ==============
                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                          $           -       $     825,655
  Note payable                                                                                          -             300,000
  Due to City of New York-subsidy                                                                       -           1,237,575
  Due to City of New York                                                                               -             199,112
  Non-union pension payable                                                                             -             988,052
  Union health and welfare payable                                                                      -             383,077
  Current liabilities of discontinued operation                                                         -           1,326,940
  Income tax payable                                                                            1,465,453              82,608

  Due to affiliates                                                                             1,313,772             646,961
  Other current liabilities                                                                       548,152             275,320
                                                                                            -------------       --------------
    Total current liabilities                                                                   3,327,377           6,265,300
Personal injury and property damage claim                                                               -           1,959,288
                                                                                            -------------       --------------
Total liabilities                                                                               3,327,377           8,224,588
Commitments and contingencies
Shareholders' equity:
  Common stock, no par value;  30,000 shares  authorized,  10,064.00  shares issued and
  outstanding                                                                                      16,830              16,830
Retained earnings                                                                               6,835,946            4,411,797
Accumulated other comprehensive loss                                                               (5,374)          (1,423,738)
                                                                                            -------------       --------------
    Total shareholders' equity                                                                  6,847,402            3,004,889
                                                                                            -------------       --------------

    Total liabilities and shareholders' equity                                                $10,174,779        $  11,229,477
                                                                                            =============       ==============


     The  accompanying  notes  and  report  of  independent   registered  public
accounting firm should be read in conjunction with the consolidated financial statements.


                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                         Years Ended December 31,
                                                                        --------------------------------------------------------
                                                                               2006                2005                2004
                                                                        ---------------        -------------    ----------------

Operating revenue and subsidies                                            $   1,640,959       $           -       $           -
                                                                        ----------------       -------------    ----------------

Operating expenses:
   General and administrative                                                    430,170                   -                   -
   Depreciation and amortization                                                 163,691             167,261             170,185
                                                                        ---------------        -------------    ----------------

Total operating expenses                                                         593,861             167,261             170,185

Income (loss) from continuing  operations before income taxes,  equity
in earnings (loss) of affiliated companies                              ----------------
                                                                               1,047,098            (167,261)           (170,185)
Provision for income taxes                                                       493,844             282,301              49,015
Equity in earnings (loss) of affiliated companies, net of taxes                 (250,730)            694,856              78,098
                                                                        ---------------        -------------    ----------------

Income (loss) from continuing operations                                         302,524             245,294            (141,102)
                                                                        ---------------        -------------    ----------------

Discontinued operation:
   (Loss) income from discontinued operation, net of taxes                    (1,484,642)            362,693             138,235
   Gain on sale of discontinued operation, net of taxes                        3,775,342                   -                   -
                                                                        ---------------        -------------    ----------------

Income from discontinued operation                                             2,290,700             362,693             138,235
                                                                        ----------------    ----------------    ----------------

Net income (loss)                                                          $   2,593,224      $      607,987       $      (2,867)
                                                                        ================    ================    ================
Income (loss) per common shares-basic and diluted:
Income (loss) from continuing operations                                   $      (30.06)     $        24.30    $         (13.82)
                                                                        ================    ================    ================

(Loss) income from operations of discontinued operation, net of taxes      $     (147.52)     $        35.92    $         (13.54)
                                                                        ================    ================    ================

Gain on sale of discontinued operation, net of taxes                       $      375.13      $            -       $           -
                                                                        ================    ================    ================

Net income (loss)                                                          $      257.67      $        60.22    $           (.28)
                                                                        ================    ================    ================

Weighted average common shares outstanding-basic and diluted                   10,064.00            10,096.0            10,209.0
                                                                        ================    ================    ================

     The  accompanying  notes  and  report  of  independent   registered  public
accounting firm should be read in conjunction with the consolidated financial statements.


                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

                                                       Common Stock
                                                ----------------------------
                                                                                                   Accumulated
                                                                                                      Other               Total
                                                Outstanding                         Retained      Comprehensive       Shareholders'
                                                  Shares           Amount           Earnings      (Loss) Income           Equity
                                                -----------       -----------     ------------    -------------     --------------

Balance at December 31, 2003                         10,268       $   17,170      $  3,996,983    $  (365,459)         $ 3,648,694
                                                                                                                    --------------

  Comprehensive income (loss):
     Net loss                                             -                -            (2,867)             -               (2,867)
     Additional minimum pension liability,
     net of tax                                           -                -                 -        (94,193)             (94,193)
     Additional minimum pension liability,
     investment in affiliate                              -                -                 -       (201,114)            (201,114)
                                                                                                                    --------------
Total comprehensive loss                                  -                -                 -              -             (298,174)
Purchase and retirement of common stock                (102)            (170)          (10,330)             -              (10,500)
                                                -----------       -----------     ------------    -------------     --------------

Balance at December 31, 2004                         10,166           17,000         3,983,786       (660,766)           3,340,020
                                                                                                                    --------------


  Comprehensive income (loss):
Dividends paid, $16.80 per share                          -                -          (169,646)             -             (169,646)
     Net income                                           -                -           607,987              -              607,987
     Additional minimum pension liability,
     net of tax                                           -                -                 -       (490,879)            (490,879)
     Additional minimum pension liability,
     investment in affiliate                              -                -                 -       (272,093)            (272,093)
                                                                                                                    --------------
Total comprehensive loss                                                   -                 -              -             (324,631)
Purchase and retirement of common stock                (102)            (170)          (10,330)             -              (10,500)
                                                -----------       -----------     ------------    -------------     --------------

Balance at December 31, 2005                         10,064           16,830         4,411,797     (1,423,738)           3,004,889
                                                                                                                    --------------
Dividends paid, $16.80 per share                          -                           (169,075)             -             (169,075)


  Comprehensive income (loss):
Net income                                                -                -         2,593,224              -            2,593,224
Other
     Minimum pension liability adjustment                 -                -                 -      1,423,738            1,423,738
     Unrealized loss on available-for-sale
     securities                                           -                -                 -         (5,374)              (5,374)
                                                                                                                    --------------

Total comprehensive income                                -                -                 -              -            4,011,588
                                                -----------       -----------     ------------    -------------     --------------
Balance at December 31, 2006                         10,064       $   16,830      $  6,835,946    $    (5,374)        $  6,847,402
                                                ===========       ===========     ============    =============     ===============

     The  accompanying  notes  and  report  of  independent   registered  public
accounting firm should be read in conjunction with the consolidated financial statements.


                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       Year Ended December 31,
                                                                              ------------------------------------------------
                                                                               2006                2005              2004
                                                                              -----------       -----------      -------------
Operating activities:


Net income (loss)                                                             $ 2,593,224       $   607,987       $    (2,867)
Income from discontinued operations                                           (2,290,700)          (362,693)         (138,235)
                                                                              -----------       -----------      -------------
Income (loss) from continuing operations                                          302,524           245,294          (141,102)
Adjustments  to  reconcile  net  income  (loss)  to net cash  used in operating activities:
   Provisions for deferred taxes                                                 (37,889)           (23,569)           31,050
   Provisions for injuries and damages claims                                 (1,959,288)          (527,641)         (806,176)
   Equity in (earnings) loss of affiliated
   companies, net of tax                                                          250,730          (694,856)          (78,098)
   Depreciation                                                                   163,691           167,261           170,185


   Deferred tax asset                                                             460,483                 -                 -
   Other                                                                          (7,410)                 -               164
Changes in operating assets and liabilities:
   Other receivables                                                                    -            37,829           122,751
   Operating subsidies receivables and other amounts due from the
   City of New York                                                             2,986,459          (410,169)        1,372,749
   Due to/from affiliates, net                                                     64,893          (174,592)         (815,535)
   Prepaid expenses and other current assets                                            -            48,956            92,038
   Prepaid income taxes                                                            24,455           148,212            (1,219)
   Deferred leasing commissions                                                 (588,155)                 -                 -
   Other assets                                                                    87,153           (15,404)          (89,302)
   Rental income in excess of amount billed                                     (244,064)                 -                 -
   Deposits                                                                       54,634                  -                 -
   Accounts payable                                                             (825,655)          (140,801)          107,533
   Income tax payable                                                           1,382,845            82,461           (15,193)
   Other current liabilities                                                  (1,297,410)           984,160           (94,278)


 Net cash used in discontinued operations                                     (3,417,100)          (650,987)           (8,700)
                                                                              -----------       -----------      -------------
Net cash used in operating activities                                         (2,599,104)          (923,846)         (153,133)
                                                                              -----------       -----------      -------------
Investing activities:
   Purchases of property and equipment                                                  -          (107,616)         (104,486)
   Due to affiliates                                                                    -                 -            (5,000)
   Proceeds from of discontinued operations                                     4,846,323                 -                 -
   Purchases of investments                                                       (6,665)           (52,174)         (281,519)
   Proceeds from sale of investments                                               42,150            46,470           277,190
                                                                              -----------       -----------      -------------
Net cash provided by (used in) investing activities                             4,881,808          (113,320)         (113,815)
                                                                              -----------       -----------      -------------
Financing activities:
   Proceeds from notes payable, bank                                            1,700,000        10,075,000         5,400,000
   Principal repayments on notes payable, bank                                (2,000,000)        (9,775,000)       (5,400,000)
   Dividends paid                                                               (169,075)          (169,646)                -
   Repurchase of common stock                                                           -           (10,500)          (10,500)
                                                                              -----------       -----------      -------------

Net cash (used in) provided by financing activities                             (469,075)           119,854           (10,500)
                                                                              -----------       -----------      -------------
Net increase (decrease) in cash and cash equivalents                            1,813,629          (917,312)         (277,448)

Cash and cash equivalents at the beginning of year                               176,594          1,093,906         1,371,354
                                                                              -----------       -----------      -------------
Cash and cash equivalents at the end of year                                   $1,990,223       $   176,594       $ 1,093,906
                                                                              ===========       ===========      =============
Supplemental cash flow information:
Interest paid                                                                  $    2,401       $    29,817       $     8,705
                                                                              ===========       ===========      =============
Cash paid for taxes                                                            $  223,200       $    37,091       $    27,875
                                                                              ===========       ===========      =============

     The  accompanying  notes  and  report  of  independent   registered  public
accounting firm should be read in conjunction with the consolidated financial statements.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004


1.  DESCRIPTIONS OF BUSINESS:

     Jamaica Central Railways, Inc., and Subsidiaries (the "Company" or "Jamaica") operated franchised transit bus routes in the City of New York ("City") pursuant to an operating authority which expired on April 30, 2005, and an Operating Assistance Agreement ("OAA") with the City which expired on September 30, 1997. The Company and the City, by mutual understanding, continued to abide by the terms of the OAA. Funding for and continuation of operations of the Company's franchised transit bus routes were dependent upon the continuation of its operating authority and operating assistance relationship with the City.

     On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on January 30, 2006 (the "Transition Date") with the City to buy, all of the Company's assets used in connection with the Company's bus operations (the "Acquired Assets"). The Acquired Assets include fixtures, furniture and equipment; maintenance records; personnel records; operating schedules; and the intangible value of the development, administration and maintenance of such assets, including the value related to the development and training of employees, the value related to the development of routes and operating schedules, and going concern value or good will for a purchase price of $4,010,000. Under the terms of the Agreement, the City paid additional consideration as follows: (1) an amount equal to the actual invoice cost for the Company's inventory of spare parts and fluids, provided that the Company represent and warrant to the City that it has paid or will pay such invoiced amounts; (2) an amount equal to the book value (net of accumulated depreciation) of the Company's other tangible assets that are Acquired Assets as of the date of closing; (3) if all of the Claimants in the Non-Union Employees v. New York City Department of Transportation and Green Bus Lines, Inc. execute Settlement Authorization Forms, the City will pay the Company an additional $80,200. If less than 100% of the Claimants execute Settlement Authorization Forms, the City will pay the Company an additional amount to be determined by multiplying the percentage of the Claimants who executed the Forms by $300,000, and the Company will receive 16.04% of the amount.

     Under the Agreement, the City assured, defended and indemnified the Company against the following: (1) all claims as a result from operations and maintenance of buses up through and including the Transition Date; (2) all claims, losses or damages for bodily injury and/or property damage resulting from or alleged to result from the operation and/or maintenance of buses up to the Transition Date; (3) any and all funding obligations, claims, losses, damages, fines, costs and expenses associated with any withdrawal, termination, freezing or other liability related to the various pension plans; (4) all claims with respect to accrued leave; (5) any claims made by any union or any member of any union arising under any collective bargaining agreement; (6) obligation to pay additional or retrospective premiums in connection with any Workers' Compensation Retrospective Policy; (7) obligation to pay accumulated holiday pay; and (8) any claim or demand is made, any and all claims asserted by vendors in regard to Bus Service, up through and including the Transition Date.

     In connection with the Agreement, Jamaica Bus Holding Corp. leased to the City premises at 114-15 Guy Brewer Boulevard, Jamaica, NY for an initial term of 21 years with a first year rent of $1,515,000 and a 21st year rent of $2,218,000.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

1.  DESCRIPTIONS OF BUSINESS: Continued

     The lease is a triple net lease in that the City agrees to pay all expenses on the property. Each lease has two renewal terms at the City's option of 14 years each so that the total term is a maximum of 49 years. The term of each lease commenced on the date the Company in question closed the sale of the bus company to the City. The terms of the lease are consistent with current market rates.

     In 2005, the Company along with two affiliated New York Corporations namely Green Bus Lines, Inc. ("Green") and Triboro Coach, Inc. ("Triboro"), collectively referred to the "Bus Companies" agreed to a plan to reorganize into a newly formed company called GTJ REIT, Inc. ("GTJ"). On March 28, 2007, GTJ completed the reorganization.

     The Reorganization was accounted for under the purchase method of accounting as required by Statement of Financial Accounting Standards (SFAS) No. 141 "Business Combinations", issued by the Financial Accounting Standards Board. Since GTJ has been formed to issue equity interests to effect a business combination, as required by SFAS No. 141, one of the existing combining entities shall be determined to be the acquiring entity. Under SFAS No. 141, the acquiring entity is the combining entity whose owners as a group retained or received the larger portion of the voting rights in the combined entity. As a result of the Reorganization, the Green shareholders will have a 42.088% voting interest, Triboro shareholders will have a 38.287% voting interest, and Jamaica shareholders will have a 19.625% voting interest. Additionally, under SFAS No. 141, in determining the acquiring entity, consideration shall be given to which combining entity initiated the combination and whether the assets, revenues, and earnings of one of the combining entities significantly exceed those of the others.

     Green's assets at December 31, 2006 total $23.9 million as compared to Triboro's assets of $19.4 million, and Jamaica's assets of $10.2 million, and Green's revenues exceeded that of Triboro and Jamaica. As a result of these facts, Green is deemed to be the accounting acquirer for this transaction.

     Under the purchase method of accounting, Triboro's and Jamaica's assets and liabilities were acquired and was recorded at their fair value.

     As a  result  of the  Agreement  and  sale  of  Acquired  Assets,  the  Bus
operations  are  presented  as  discontinued   operations  in  the  accompanying
consolidated financial statements for all periods presented.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

1.  DESCRIPTIONS OF BUSINESS: Continued

Subsidy Programs:

     Pursuant to the OAA, the Company received significant operating subsidies from federal, state and local government agencies. Through December 31, 2003, the total annual subsidy was based on a formula which provided the Company a reimbursement of operating deficits subject to annual caps on the rate of increase in reimbursable expenses. As of January 1, 2004, there was no cap on reimbursement of operating deficits, but certain labor costs were not reimbursed. The OAA provided that the Company earn a fixed annual management fee and additional quarterly fees if certain performance standards here are met. Operating assistance provided by state and local governments totaled $4,013,094, $20,124,571, and $18,224,508 for years ended December 31, 2006, 2005 and 2004, respectively, and was paid to the Company under the provisions of the OAA. In addition to the annual subsidy, the City reimbursed the Company for vehicle liability insurance premiums which cover the operation of the vehicles, and related costs.

     Under the OAA, the City guaranteed the payment of the Company's self-insured injuries and damages claims incurred through December 31, 2001. As further discussed below under "Injuries and Damages Claims Reserve," effective January 1, 2002, the City provided an vehicle liability insurance program which did not require the Company to retain self-insurance for any portion of injuries and damages claims coverage. The City will still reimburse the Company for damages or claims filed that were incurred prior to January 1, 2002.

     The City withheld and currently holds a portion of the annual subsidy for injuries and damages claims accrued as of December 31, 2002, for claims which occurred prior to January 1, 2002. Such withheld amounts will be received when the related claims are paid subject to a minimum funding level. The aggregate amounts so withheld were $415,079 and $1,799,718 at December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, these amounts have been recorded as receivables in the accompanying consolidated balance sheets.

     Under the provisions of the OAA, the operating subsidies from federal, state and local government agencies were subject to audit by those agencies, and such subsidies may be adjusted based on the results of such audits.

     The Company and its affiliated transit bus operators were prosecuting an action commenced on September 24, 2003, by service of a complaint of the City of New York. The action was based on a violation of their civil rights pursuant to
Section 1983 of the Civil Rights Law of 1871, which claimed that the City had conspired to put the Companies out of business in order to avoid paying compensation for its condemnation rights. Pursuant to the terms of the purchase and sale agreement between the Company and the City of New York dated November 29, 2005 the Company's involvement in this action was terminated.

     The Company and its affiliated transit bus operators were also prosecuting an action commenced in August 2004 by service of complaint on the City of New York and The Metropolitan Transportation Authority ("MTA"). The Companies sought declaratory and injunctive relief compelling the City of New York to honor certain contractual obligations involving the pensions and other rights of the Companies' employees. In addition, the Companies also seek to compel the MTA, to honor such employee rights. Pursuant to the terms of the purchase and sale agreement between the Company and the City of New York dated November 29, 2005 all actions related to these matters were settled.

               JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

1.  DESCRIPTIONS OF BUSINESS: Continued

Union Contract:

     The Company had a Memorandum of Agreement with the Transport Workers Union Local 100 and Transport Workers Union of America AFL-CIO (the "Union"), which expired on March 31, 2003. The Union has been working without a contract since April 1, 2003. Approximately 89% of the Company's labor force was covered under the Union.

Lease and Assumption Agreements:

     The Company received its buses at no cost from the City.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation:

     The consolidated financial statements include the accounts of Jamaica Central Railways, Inc. and its wholly-owned subsidiaries, Jamaica Buses, Inc. and Jamaica Bus Holding Corporation. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All intercompany accounts and transactions have been eliminated in consolidation. The Company's 20% investments in unconsolidated affiliates are accounted for under the equity method. Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee company. Under the equity method of accounting, an investee company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the investee company is reflected in the caption "Equity in earnings (loss) of affiliated companies, net of tax" in the Consolidated Statements of Operations. The Company's carrying value in an equity method investee company is reflected in the caption "Investment in affiliates" in the company's consolidated balance sheets.

     When the Company's carrying value in an equity method investee company is reduced to zero, no further losses are recorded in the Company's consolidated financial statements unless the Company guaranteed obligations of the investee company or has committed additional funding. When the investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized. (see Note 6).

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

Revenue Recognition-Rental Properties:

     The Company recognizes revenue in accordance with Statement of Financial Accounting Standards No. 13 "Accounting for Leases", as amended, referred to herein as SFAS No. 13, SFAS No. 13 requires that revenue be recognized on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. In those instances in which the Company funds tenant improvements and the improvements are deemed to be owned by the Company, revenue recognition will commence when the improvements are substantially completed and possession or control of the space is turned over to the tenant. When the Company determines that the tenant allowances are lease incentives, the Company commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin.

     The properties are being leased to tenants under operating leases (see Note
1). Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to $244,064 at December 31, 2006.

Revenue Recognition Bus Operations:

     The Company records passenger revenue when the service is performed. Revenue from passenger and operating subsidiaries is included as part of gain
(loss) from discontinued operations.

     Operating assistance subsidies were recorded in the periods to which the subsidy relates. The monthly operating assistance subsidy checks for January 2006 was received in December 2005 and is reported as deferred revenue in the consolidated balance sheet, and are included in liabilities from discontinued operations.

Earnings (Loss) Per Share Information:

     In accordance with SFAS No. 128, "Earnings Per Share", basic earnings per common share ("Basic EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding. Diluted earnings per common share ("Diluted EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares and dilutive common share equivalents and convertible securities then outstanding. There were no common stock equivalents for any of the periods presented in the Company's consolidated statements of operations.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

     The following table sets forth the computation of basic and diluted per share information:


                                                                                 Year Ended
                                                                                December 31,
                                                            ---------------------------------------------------------
                                                               2006                 2005                 2004
                                                            -----------          -----------          ---------------
Numerator:
Net income (loss)                                           $ 2,593,224          $   607,987          $    (2,867)
                                                            ===========           ==========          ===============

Denominator:
Weighted average common shares  outstanding-basic  and
diluted                                                        10,064.0             10,096.0               10,209.0
                                                            ===========           ==========          ===============

Basic and Diluted Per Share Information:
Net income (loss) per share-basic and diluted               $    257.67          $     60.22           $      (.28)
                                                            ===========           ==========          ===============

Use of Estimates:

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Impairment of Long-Lived Assets:

     The Company assesses long-lived assets for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to their net carrying value. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets.

     When impairment indicators are present, investments in affiliated companies are reviewed for impairment by comparing their fair value to their respective carrying amounts. The Company makes its estimate of fair value by considering certain factors including discounted cash flow analyses. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of the time and the extent to which the fair value has been below cost, the financial condition and near-term prospects of the affiliated company, and other factors influencing the fair market value, such as general market conditions.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

Discontinued Operations:

     The consolidated financial statements of the Company present the operations of the Bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

Cash and Cash Equivalents:

     The  Company   considers  all  highly  liquid   investments  with  original
maturities of three months or less at the date of purchase to be cash equivalents.

Amortization of Deferred Leasing Commissions:

     Deferred leasing commissions are amortized using the straight-line method over the life of the lease.

Property and Equipment:

     Property and equipment are stated at cost (see Note 4). Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

                                                     Useful lives
                                                    --------------
Buildings and improvements                          10 - 25 years
Equipment                                              8-25 years

Available For Sale Securities:

     The Company accounts for its available for sale securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

     Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income (loss). Interest on securities is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary of available-for-sale securities are included in the accompanying consolidated statements of operations. The cost of securities sold is based on the specific identification method. Estimated fair value is determined based on market quotes.

     The Company maintains certain available-for-sale securities of $178,000 and $178,000 on deposit with various governmental agencies to meet statutory self-insurance funding requirements at December 31, 2006 and 2005, respectively. These investments included in the available-for-sale securities on the accompanying balance sheet primarily consist of U.S. Treasury debt and state and local municipal bonds.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

Injuries and Damages Claims Reserve:

     The Company established reserves for anticipated future settlements of injuries and damages claims arising from accidents up to the Company's maximum self-insurance level of $500,000 per accident for accidents that occurred after December 31, 1992 and prior to January 1, 2002, and $75,000 for accidents occurring prior to December 31, 1992. The required claims reserves were determined by management after considering factors such as the nature and extent of the injuries or damages and prior experience with similar types of claims. Under the terms of the OAA, the City has guaranteed the reimbursement of monies paid by the Company for its self-insured portion of injury and damages claims (see Note 1).

     Effective January 1, 2002, the City implemented a new vehicle liability insurance program, which includes vehicle liability insurance coverage obtained on the Company's behalf with several insurance companies (rated A, A+ or A++) and paid directly by the City. This insurance program provides for coverage up to $20 million per claim and is not subject to any self insurance retention by the Company. In addition, under the new vehicle liability insurance program, the Company is not responsible for the administration or payment of insurance claims arising after January 1, 2002. The Company is not aware of any factors, which might impair the insurance companies' or the City's ability or intent to pay claims covered under the vehicle liability insurance program. The accompanying financial statements do not reflect reserves for such claims arising after January 1, 2002.

Income Taxes:

     The Company accounts for income taxes under the liability method as required by the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Company records a valuation allowance against any portion of the deferred income tax asset when it believes, based on the weight of the available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized.

Comprehensive Income (Loss):

     The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 sets forth rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and the minimum pension liability from an investment in an affiliate to be included in comprehensive income, net of tax.

Environmental Matters:

     Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law and existing technologies. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

     Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, and/or mitigate or prevent contamination from future operations. Environmental costs are also capitalized in recognition of legal asset retirement obligations resulting from the acquisition, construction and/or normal operation of a long-lived asset. Costs related to remedial investigation and feasibility studies, environmental contamination treatment and cleanup are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued when such costs are probable and estimable.

Reclassifications:

     Certain reclassifications have been made to prior year balances to conform to the current year's presentation. These classifications have no effect on the previously reported results of operations.

Recently Issued Accounting Pronouncements:

     In February, 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 159, The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of SFAS 115, or SFAS 159. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is assessing SFAS No. 159 and have not yet determined what effect, if any, the adoption of SFAS No. 159 will have on the Company's results of operations or financial position.

     In September 2006, the FASB issued SFAS No. 157 Fair Value Measurements. This statement defines fair value, establishes a fair value hierarchy to be used in generally accepted accounting principles and expands disclosures about fair value measurements. Although this statement does not require any new fair value measurements, the application could change current practice. The statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this statement to its financial position and results of operations.

     In September 2006, the FASB issued SFAS No. 158 Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an Amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement requires a company to recognize the funded status of a benefit plan as an asset or a liability in its statement of financial position. In addition, a company is required to measure plan assets and benefit obligations as of the date of its fiscal year-end statement of financial position. The recognition provision of this statement, along with additional disclosure requirements, is effective for fiscal years ending after December 15, 2006, while the measurement date provision is effective for fiscal years ending after December 15, 2008. Management does not believe that adoption of this statement will have a material impact on the financial position or results of operations of the Company.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

     In July 2006, the FASB interpretation ("FIN") No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, was issued regarding accounting for, and disclosure of, uncertain tax positions. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. Management does not believe that adoption of this statement will have a material impact on the financial position of the Company.

     In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, an Amendment of SFAS No. 140. SFAS No. 156 requires separate recognition of a servicing asset and a servicing liability each time an entity undertakes and obligation to service a financial asset by entering into a servicing contract. This statement also requires that servicing assets and liabilities be initially recorded at fair value and subsequently adjusted to the fair value at the end of each reporting period. This statement is effective in fiscal years beginning after September 15, 2006. The Company feels implementation of this pronouncement will have no material effect on its financial statements.

     In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments- An Amendment of FASB No. 133 and 140. The purpose of SFAS statement No. 155 is to simplify the accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No. 155 also eliminates the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of any entity's first fiscal year beginning after September 15, 2006. The Company does not expect that the adoption of SFAS No. 155 will have a material impact on its financial position or results of operations.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," or SFAS No. 123R. SFAS No. 123R, which replaces SFAS No. 123 and supersedes APB Opinion No. 25, requires that compensation cost relating to share-based payment transactions be recognized in the financial statements, based on the fair value of the equity or liability instruments issued. On April 14, 2005, the SEC staff postponed implementation of SFAS No. 123 (R) and it is effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 and applies to all awards granted, modified, repurchased or cancelled after the effective date. The Company adopted this statement as of January 1, 2006. The adoption of this pronouncement had no effect on the Company's financial position or results of operations. The adoption of this pronouncement had no effect on the Company's financial position or results of operations.

Concentrations of Credit Risk:

     Financial   instruments   that   potentially   subject   the   Company   to
concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance coverage.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

3.  DISCONTINUED OPERATIONS:

     As stated in Note 1, on November 29, 2005, the Company entered an agreement and subsequently closed on January 30, 2006 with the City to buy, all of the Company's assets used in connection with the Company's bus operations. Accordingly, the results have been presented as discontinued operations in the Company's consolidated financial statements for all periods presented.

     The  following  table  sets forth the  detail of the  Company's  net income
(loss) from discontinued operations:

                                                              Bus Operations
                                                              ----------------

Year ended December 31, 2006:
Revenues from discontinued operation                          $      4,809,467
                                                              ================
Loss from operations of discontinued operation                $     (1,946,152)
Benefit for income taxes                                              (461,510)
                                                              ----------------

Loss from discontinued operation, net of taxes                $     (1,484,642)
                                                              ================

Gain on sale of discontinued operation                        $      5,337,408
Provision for income taxes                                           1,562,066
                                                              ----------------
Gain on sale of discontinued operation, net of taxes          $      3,775,342
                                                              ================

Year ended December 31, 2005:
Revenues from discontinued operation                          $     30,806,296
                                                              ================

Income from operations of discontinued operation              $        390,362
Provision for income taxes                                              27,669
                                                              ----------------

Income from discontinued operation, net of taxes              $        362,693
                                                              ================

Year ended December 31, 2004:
Revenues from discontinued operation                          $     28,635,970
                                                              ================

Loss from operations of discontinued operation                $        111,123
Benefit from income taxes                                              (27,112)
                                                              ----------------

Gain from discontinued operation, net of taxes                $        138,235
                                                              ================

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

3.  DISCONTINUED OPERATIONS: Continued

     The gain on sale of discontinued operation is calculated as follows:

Gross proceeds from sale of discontinued operation           $      4,846,323
Write-off of liabilities assumed by New York City                   1,330,407
Net book value of assets sold                                        (839,322)
                                                             -----------------
 Gain on sale of discontinued operation                       $      5,337,408
                                                             =================

     As of December 31, 2006, all proceeds from sale of discontinued operations have been received by the Company.

     The following table presents the major classes of assets and liabilities of Bus Operations:

                                                   December 31,
                                        ------------------------------------
                                           2006                    2005
                                        ----------         -----------------
Current assets:
Inventory                               $     -            $      502,241
Deferred income taxes                         -                   352,762
                                        ----------         -----------------

Total current assets                    $     -            $      855,003
                                        ==========         =================
 Other assets:
Available for sale securities           $     -            $      268,298
Other assets                                  -                         -
                                        ----------         -----------------

Total non current assets                $     -            $      268,298
                                        ==========         =================

Current liabilities:
Total current liabilities               $     -            $    1,326,940
                                        ==========         =================

     The net cash flow (used in) discontinued operations was $(3,417,100), $(650,987), and $(8,700), for the years ended December 31, 2006, 2005 and 2004, respectively.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

4.  PROPERTY AND EQUIPMENT, NET:

Property and equipment from continuing operations is as follows:

                                                   December 31,
                                     ---------------------------------------
                                           2006                  2005
                                     -----------------     ------------------
Land                                 $         434,364     $         434,364
Building and improvements                    3,597,761             3,597,761
Office and garage equipment                    889,648               889,648
                                     -----------------     ------------------
Accumulated depreciation                     4,921,773             4,921,773
                                            (3,347,085)           (3,189,077)
                                     -----------------     ------------------
                                     $       1,574,688     $       1,732,696
                                     =================     ==================

     The Company recorded depreciation expense of $163,691, $167,261, and $170,185, related to these assets during the years ended December 31, 2006, 2005, and 2004, respectively.

     Property and equipment from discontinued operations is as follows:

                                                   December 31,
                                         -----------------------------
                                               2006              2005
                                         -----------    --------------
Leasehold improvements
Revenue vehicles and accessories         $    -        $      49,620
Registered devices                            -               30,291
Office and garage equipment                   -              939,842
                                         -----------    --------------
                                              -            1,019,753
Accumulated depreciation                      -             (751,455)
                                         -----------    --------------
                                         $    -        $     268,298
                                         ===========    ==============

     The Company recorded depreciation expense of $-0-, $85,835, and $85,510 related to assets included as part of discontinued operations for the years ended December 31, 2006, 2005 and 2004 respectively.

5.  AVAILABLE FOR SALE SECURITIES:

     The following is a summary of available for sale securities. The fair market value of available-for-sale securities approximates cost.

                                                             December 31,
                                                    ----------------------------
                                                         2006          2005
                                                    ------------    ------------

U.S. Treasury/U.S. Government debt securities       $     36,000    $    36,000
State and political subdivision debt securities          142,000        142,000
Bank certificates of deposit                             261,114        294,867
                                                    ------------    ------------

Total available-for-sale securities                 $    439,114    $   472,867
                                                    ============    ============

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

5.  AVAILABLE FOR SALE SECURITIES: Continued

     The amortized costs and estimated fair value of debt securities by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations.

                                                          December 31,
                                                -----------------------------
                                                      2006             2005
                                                ------------      -----------

Due in one year or less                         $    178,898      $   271,172
Due after one year and up to five years              162,300          125,000
Due after five years and up to ten years              97,916           52,870
Due after ten years                                        -           23,825
                                                ------------      ------------
                                                $    439,114      $   472,867
                                                ============      ============

6.  INVESTMENT IN AFFILIATES:

     The Company has 20% interests in Command Bus Company, Inc. and G.T.J. Company, Inc. ("GTJ Co."). These companies did not declare dividends during 2006, 2005 or 2004. Summary combined financial information for these affiliates is as follows:

                                        Year Ended December 31, 2006

                                                               G.T.J.                    Command Bus
                                                              Company, Inc               Company, Inc
                                                            ------------------          -----------------
Total operating revenues and subsidies                      $      35,010,865           $     129,422  (1)
                                                            ==================          =================
Loss from continuing operations                             $      (1,849,718)          $           -
(Loss)  income  from   operations   of   discontinued
operation                                                             (60,581)                656,650
                                                            ------------------          -----------------

Net (loss) income                                           $      (1,910,299)          $     656,650
                                                            ==================          =================
Total assets                                                $      28,957,450           $   1,375,401
                                                            ==================          =================
Total liabilities                                           $      24,433,022           $     749,066
                                                            ==================          =================

                                        Year Ended December 31, 2005

                                                               G.T.J.                    Command Bus
                                                              Company, Inc               Company, Inc
                                                            ------------------          -----------------
Total operating revenues and subsidies                      $      29,496,053           $      25,173,844 (1)
                                                            ==================          =================
Income from continuing operations                           $       2,428,228           $               -
Income  (loss)  from   operations   of   discontinued                 159,733                  (1,646,778)
operation
Gain on sale of discontinued operations, net of taxes                       -                   2,533,095
                                                            ------------------          -----------------
Net income                                                  $       2,587,961           $         886,317
                                                            ==================          =================

Total assets                                                $      30,477,521           $       5,023,112
                                                            ==================          =================

Total liabilities                                           $      24,048,508           $       9,246,566
                                                            ==================          =================

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

6.  INVESTMENT IN AFFILIATES: Continued

                           Year Ended December 31, 2004

                                                        G.T.J.                       Command Bus
                                                        Company, Inc                 Company, Inc
                                                      -----------------            ------------------
Total operating revenues and subsidies                $      27,389,249            $      24,176,344 (1)
                                                      =================            ==================
Loss from continuing operations                       $       1,052,695            $               -
Loss from operations of discontinued operation                 (325,563)                    (336,643)
                                                      -----------------            ------------------

Net income (loss)                                     $         727,132            $        (336,643)
                                                      =================            ==================

Total assets                                          $      31,207,996            $       6,591,175
                                                       =================            ==================

Total liabilities                                     $      27,339,938            $      10,341,492
                                                      =================            ==================

(1) Revenues from discontinued operations.

7.  NOTE PAYABLE TO BANK:

     On December 30, 2003, the Company, along with Triboro Coach Corporation and Subsidiaries, Green Bus Lines, Inc. and Subsidiary, Command Bus Company, Inc., and G.T.J. Company, Inc. and Subsidiaries (the "Affiliated Group"), replaced its then-existing credit facility with a new facility consisting of mortgages and lines of credit which had an expiration date of June 30, 2004. The facility had been renegotiated over several renewals and had been extended to June 30, 2007. In July of 2007, the Affiliated Group terminated its relationship with the lender and paid all amounts outstanding under the line of credit. Under the terms of the agreement, the entire group had a $6.5 million facility consisting of a $4 million line of credit, which was secured by approximately $4.5 million of cash and bonds held by the Affiliated Group and a $2.5 million second mortgage secured by a mortgage over property owned by G.T.J. Company, Inc., in New York City. The facility of $6.5 million was being used to finance the working capital needs of the Affiliated Group. The facility bore interest at the prime rate and was adjusted from time to time. The loans were collateralized by all tangible assets of the Affiliated Group. As of December 31, 2006 and 2005, $0 was outstanding under this line of credit. The line bore interest at a fluctuating rate based on the bank's prime rate. The Affiliated Group was required to satisfy certain financial ratios and covenants. Tangible net worth must not be less than $22,000,000 as of December 31, 2006, the cash flow coverage ratio must not be less than 1.1 to 1.0, the Leverage Ratio shall not be more than 4.5 to 1.0, and capital expenditures shall not be more than $2,000,000 in any fiscal year.

     The Affiliated Group did not meet certain covenants for these financial statements and had requested waivers from the bank for the breach of these covenants. Waivers had been received by the Affiliated Group.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004


8.  OTHER CURRENT LIABILITIES

     Other current liabilities consists of the following:

                                             December 31,
                                      --------------------------
                                         2006           2005
                                      ---------       ----------

Accrued professional fees             $ 134,825        $ 106,250
Accrued taxes                           183,500           29,644
Accrued employee benefits                     -          105,000
Accrued environmental costs             229,827                -
Other                                         -           34,426
                                      ---------       ----------
Total                                 $ 548,152        $ 275,320
                                      =========       ==========

9.  SHAREHOLDERS' EQUITY:

     Approximately 91% of the Company's common stock is held under a Voting Trust Agreement which expires on December 1, 2010. The stock held under the agreement shall be voted at any meeting of the shareholders of the Company by the trustees as may be, in the judgment of the trustees, for the best interest of the shareholders of the Company. The trustees are shareholders/officers of the Company. The Company has the right of first refusal to purchase shares from any shareholder desiring to sell shares at a price established by the Board of Directors at the date of the sale. In the normal course of business, the company under a stock repurchase program will buy back common shares

10.  PENSION PLANS AND OTHER RETIREMENT BENEFITS:

     The Company maintained a defined benefit pension plan (the "Plan") which covers substantially all of its nonunion employees. Participant benefits are based on years of service and the participant's compensation during the last three years of service. The Company's funding policy was to contribute annually an amount that does not exceed the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

     Plan assets primarily consist of equity securities, corporate debt securities and government securities. The following tables present certain financial information of the Company's non-union defined benefit pension plan as of and for the years ended December 31, 2006 and 2005:

                                                             Years Ended December 31,
                                                         --------------------------------------
                                                           2006                     2005
                                                         ---------------         --------------
Change in projected benefit obligation
Projected benefit obligation at beginning of year        $    9,699,443           $   8,263,329
Service cost                                                     21,260                 264,865
Interest cost                                                   124,264                 528,857
Actuarial (gain)/ loss                                         (65,978)               1,050,980
Benefits paid                                                 (133,027)                (408,588)
Curtailment (gain)/ loss                                    (1,197,373)                       -
Settlement (gain)/loss                                      (8,448,589)                       -
                                                         ---------------         --------------
Projected benefit obligation at the end of year          $           -            $   9,699,443
                                                         ===============          =============
Change in plan assets
Fair value of plan assets at beginning of year           $   7,400,611            $   7,054,084
Actual return on plan assets                                   167,903                  252,152
Employer contributions                                         196,549                  571,277
Benefits paid                                                 (133,027)
                                                                                       (408,588)
Expenses paid                                                  (63,036)                 (68,314)
Transfer to MTA                                             (7,569,000)                       -
                                                         ---------------         --------------
Fair value of plan assets at the end of year             $           -            $   7,400,611
                                                         ===============         ==============

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

10.  PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued


Funded status                                           $   -    $  (2,298,832)
Unrecognized prior service cost                             -           75,749
Unrecognized net actuarial cost                             -        2,285,899
                                                        -----    --------------
Net amount recognized                                   $   -    $      62,816
                                                        =====    ==============

Amounts recognized in the balance sheet consist of:
Intangible asset                                        $   -    $      75,749
Accrued benefit liability                                   -         (988,052)
Accumulated other comprehensive loss                        -          975,119
                                                        -----    -------------
Net amount recognized                                   $   -    $      62,816
                                                        =====    =============


     The following weighted-average assumptions were used to determine the Company's post retirement benefit obligation shown above at December 31:

                                  2006            2005
                                  ----            ----

Discount rate                     5.75%           5.75%
Compensation increase             4.00%           4.00%


                                                                    Years Ended
                                                                   December 31,
                                                 ---------------------------------------------------
                                                     2006              2005                2004
                                                 ------------    ---------------     ----------------
Components of net restated benefit cost

Service cost                                     $     21,260    $       264,865     $       241,423
Expense                                                15,765             62,476              69,559
Interest cost                                         124,264            528,857             505,848
Expected return on plan assets                       (133,224)          (559,865)           (516,017)
Recognized actuarial loss                               2,267             75,937              30,666
Amortization of prior service cost                     26,127              9,822               9,899
                                                 ------------    ---------------     ----------------
Net period benefit cost                                56,459            382,092             341,378
Curtailment loss                                       73,482                  -                   -
Settlement gain                                       (67,125)                 -                   -
                                                 ------------    ---------------     ----------------
Total pension expense                            $     62,816    $       382,092     $       341,378
                                                 ============    ===============     ================

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

10.  PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued

     The following weighted-average assumptions were used to determine the Company's post retirement benefit expense for the years ended December 31, 2006, 2005, and 2004:

                                                                  December 31,
                                                     ---------------------------------
                                                     2006           2005          2004
                                                     -----        ------         ------

Discount rate                                        5.75%        6.00%          6.50%
Compensation increase                                4.00%        4.00%          5.00%
Expected long-term rate of return on assets          8.00%        8.00%          8.00%

     Included in the agreement with the City, the pension plan was merged into the Metropolitan Transit's Authority DB Pension Plan ("MTA DB Plan"). This resulted in a plan curtailment under SFAS No. 88 "Employers' Accounting for
Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits". The curtailment was caused by the fact that the non-union employees ceased future benefit accruals under the pension plan.

     SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a curtailment loss of approximately $73,482, in 2006.

     The transfer of plan assets to the MTA DB Pension Plan on March 24, 2006, resulted in the settlement of the company's obligation with regard to the plan assets and liabilities.

                 JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

10.  PENSION PLANS AND OTHER RETIREMENT BENEFITS: Continued

     SFAS No. 88 requires accelerated amortization or immediate recognition the plan's experience gain/(loss) as of the date of settlement or asset transfer date. As a result, the Company's recognition of a gain of approximately $1,091,000 due to transfer of benefit liability in excess of assets plus immediate recognition of the existing loss of approximately $1,024,000 which results in an overall settlement gain of approximately $67,000. This was recorded in the three months ended March 31, 2006.

         The asset allocation for the Company's retirement plans are based upon an analysis of the timing and amount of projected benefit payments, the expected returns and risk of the asset classes and the correlation of those returns.

     The percentage of asset allocations of the Company's pension plans at December 31, 2005 by asset category were as follows:

                                          2005
                                         -------
Equity Securities                           58%
Debt Securities                             40%
Cash and Other                               2%
                                         -------
                                           100%
                                         =======

     In addition, the Company participates in a multi-employer pension plan which provides defined benefits to substantially all union employees. Amounts charged to pension expense and contributed to the plan amounted to $84,692, $1,046,168, and $1,050,755, in 2006, 2005, and 2004, respectively.

     The Company participates in a multi-employer plan that provides health care benefits, including defined postretirement health care benefits, to substantially all nonunion employees. The amounts contributed to the plan and charged to benefit cost were $59,775, $493,797, and $470,739 for the years ended December 31, 2006, 2005 and 2004, respectively.

Other Retirement Benefits:

     The Company sponsors a defined contribution 401(k) plan for its non-union employees, which covers all employees immediately upon employment and is funded by employee salary deferral contributions and employer discretionary contributions. There were no discretionary contributions made by the Company in 2006 and 2005. This plan was terminated in 2006.

               JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

11. RELATED PARTY TRANSACTIONS:

     The Company has an agreement with Varsity Transit, Inc. ("Transit"), an affiliate, under which Transit provides the Company with certain administrative and purchasing services. Total service fees incurred under this agreement and included in loss from discontinued operations, aggregated $637,893, $293,727, and $210,437 in 2006, 2005 and 2004, respectively.

     Net advances due from Transit aggregated $684,060 and $975,710 at December 31, 2006 and 2005, respectively. Advances due from GTJ aggregated at $1,569,533 at December 2006 and 2005. Advances due to Green Bus Lines, Inc. aggregated at $358,128 at December 31, 2006 and 2005. Advances due to Triboro Coach Corp. aggregated $358,128 at December 31, 2006 and 2005. Advances due from Command Bus Company, Inc. were $ -0- and $53,792, at December 31, 2006 and 2005, respectively. Advances due from Transit Facility Management Corp. were $53,965 at December 31, 2006 and 2005.


     Lighthouse Real Estate Management, LLC ("LREM"), of which Paul Cooper, who is the son of the Chairman of the Company, received a leasing commission in 2006 for the leasing of 114-15 Guy Brewer Boulevard, Jamaica, New York on behalf of Jamaica Bus Holding Corp. to New York City in the aggregate sum of $615,000 (1.645% of gross rent).

     Douglas A. Cooper, Ruskin, Moscou, Faltischek, P.C. ("RMF"), of which Douglas Cooper is a partner and is the nephew of Jerome Cooper (Chairman of the Board), has acted as counsel to the Company for approximately eight years. Fees paid to RMF for the years ended December 31, 2006, 2005, and 2004 were $2,992, $361, and $33,519, respectively.


12.    INCOME TAXES:

     The expense (benefit) for income taxes for continuing operations for the years ended December 31, 2006, 2005 and 2004, are summarized as follows:

                                        Year Ended December 31,
                              -------------------------------------------------
                                 2006              2005                2004
                              -----------    --------------       -------------
Current
   Federal                    $   331,730    $   205,835        $     (11,294)
   State and local                200,003        100,035               29,259
Deferred                          (37,889)       (23,569)              31,050
                              -----------    --------------       -------------
                              $   493,844    $   282,301        $      49,015
                              ===========    ==============       =============

         The expense (benefit) for income taxes for discontinued operations for the years ended December 31, 2006, 2005 and 2004, are summarized as follows:

                                         Year Ended December 31,
                              -------------------------------------------------
                                 2006             2005              2004
                              -----------    --------------       -------------

Current
   Federal                    $   969,319     $         -       $     (11,657)
   State and local                241,011          (2,337)              2,474
Deferred                          813,246          30,006             (17,929)
                              -----------    --------------       -------------
                              $ 2,023,576     $    27,669       $     (27,112)
                              ===========    ==============       =============

                  JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

12.    INCOME TAXES: Continued

     The Company files a consolidated federal income tax return. The Company's subsidiaries file a combined state income tax return and the parent company files a separate state income tax return. In addition, separate returns are filed for New York City purposes.

     Taxable income (loss) from continuing operations has been determined prior to the elimination of intercompany transactions.

The provision for income taxes differs from the amount computed by applying the federal statutory income tax rate to income before income taxes as follows:

                                                                             Years Ended December 31,
                                                               -------------------------------------------------------
                                                                  2006                2005                2004
                                                               ----------------   ----------------    ----------------
Income tax (benefit) at the United States Federal
statutory rate of 34%                                          $     356,013      $     (56,869)       $     (57,863)

Utilization of net operating loss                                          -                  -              (92,454)

State and local taxes, net of federal benefit                        125,652            (20,071)             (20,422)

Intercompany rent                                                          -            382,810              188,704

Depreciation, rent and other adjustments                              12,179            (23,569)              31,050
                                                               ----------------   ----------------    ----------------
      Provision for income taxes                               $     493,844      $     282,301        $      49,015
                                                               ================   ================    ================

     Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) from continuing operations at December 31, 2006 and 2005 are as follows;

Deferred tax assets (liabilities), current:

                                                                  December 31,
                                                         ----------------------------------
                                                            2006                2005
                                                         ---------------    ----------------
Deferred tax assets, current:
Retirement plan's additional minimum liabilities         $          -         $   390,048
State and local taxes, net                                     35,685                   -
Other                                                          21,008              20,931
                                                         ---------------    ----------------
    Total deferred tax assets, current                         56,693             410,979
                                                         ---------------    ----------------

Deferred tax liabilities, current:
Real estate taxes                                                   -             (25,603)
                                                         ---------------    ----------------
    Total deferred tax liabilities, current                         -             (25,603)
                                                         ---------------    ----------------

Net deferred tax assets, current                         $    56,693         $    385,376
                                                         ===============    ================

Deferred tax assets (liabilities), noncurrent:

                                                                  December 31,
                                                         ----------------------------------
                                                            2006                2005
                                                         ---------------    ----------------
Deferred tax assets, noncurrent:
Book over tax depreciation                               $    160,427         $   255,316
Environmental investigation & feasibility study                83,960                   -
                                                         ---------------    ----------------
    Total deferred tax assets, noncurrent                     244,387             255,316
                                                         ---------------    ----------------

Deferred tax liabilities, noncurrent:
Deferred rental income                                       (82,982)                   -
                                                         ---------------    ----------------
    Total deferred tax liabilities, noncurrent               (82,982)                   -
                                                         ---------------    ----------------

Net deferred tax assets, noncurrent                      $   161,405         $    255,316
                                                         ===============    ================


     Significant components of the Company's deferred tax assets and liabilities from discontinued operations are as follows:

                                                   December 31,
                                         ----------------------------------
                                            2006                 2005
                                         --------------       -------------
Deferred tax assets:
Vacation accrual                         $          -         $    352,762
                                         --------------       -------------
Total deferred tax asset                 $          -         $    352,762
                                         ==============       =============

               JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004


12.    INCOME TAXES: Continued

     The Company and two affiliates own all of the common stock of Command Bus Company Inc. and GTJ Co. which are accounted for under the equity method (See
Note 6). The Company and its affiliates exercise significant influence over these affiliates and intend to maintain permanent investments in these affiliates. Accordingly, taxes have not been provided on the cumulative undistributed earnings of these affiliates prior to January 1, 1993 (date of SFAS No. 109 adoption). Accumulated undistributed earnings of affiliates for which no provision (benefit) for income taxes has been made was approximately $353,691 and $341,163 at December 31, 2004 and 2003, respectively.


13. COMMITMENTS AND CONTINGENCIES:

Legal Matters:

     The Company is a plaintiff in the two lawsuits described in Note 1. The Company is also involved in several lawsuits and other disputes which arose in the ordinary course of business; however, management believes that these matters will not have a material adverse effect, individually or in the aggregate, on the Company's financial position or results of operations.

Environmental Matters:

     The Company's real property has had activity regarding removal and replacement of underground storage tanks. Upon removal of the old tanks, any soil found to be unacceptable was thermally treated off site to burn off contaminants. Fresh soil was brought in to replace earth which had been removed. There are still some levels of contamination at the sites, and groundwater monitoring programs have been put into place at certain locations. In July 2006, the Companies entered into an informal agreement with the New York State Department of Environmental Conservation ("NYSDEC") whereby the Company's have committed to a three-year remedial investigation and feasibility study (the "Study") for all site locations. In conjunction with this informal agreement, the Company's retained the services of an environmental engineering firm to assess the cost of the study. The Company's engineering report has an estimated cost range in which the low-end of the range, of approximately $1.3 million (of which the Company portion is $231,000) was only for the Study. In addition, a high-end range estimate, of approximately $2.6 million (of which the Company portion was $469,000) was included which provided a "worst case" scenario whereby the Company would be required to perform full remediation on all site locations. While management believes that the amount of the Study and related remediation is likely to fall within the estimated cost range, no amount within that range can be determined to be the better estimate. Therefore, management believes that recognition of the low-range estimate is appropriate. While additional costs associated with environmental remediation and monitoring are probable, it is not possible at this time to reasonably estimate the amount of any future obligation until the Study has been completed. As of December 31, 2006, the Company has recorded a liability of $229,339 related to its portion of the Study as disclosed in the engineering report. Presently, the Company is not aware of any claims or remediation requirements from any local, state or federal government agencies. Each of the properties is in a commercial zone and is still used as transit depots including maintenance of vehicles.

               JAMAICA CENTRAL RAILWAYS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

14. SIGNIFICANT TENANTS:

     One tenant constitutes 100% of rental revenue for year ended December 31, 2006.

15. FUTURE MINIMUM RENTS SCHEDULE:

     Future minimum lease payments to be received by the Company as at December 31, 2006 under non-cancellable operating leases for the next five years and thereafter are as following:

2007                                 $ 1,515,000
2008                                   1,515,000
2009                                   1,515,000
2010                                   1,515,000
2011                                   1,515,000
Thereafter                             28,283,687
                                     ------------
                                     $ 35,858,687
                                     ============